InSite Productions, LLC (the "developer") and TTTTickets Holding Corp. (the "client") desire to enter into a relationship where the developer will provide the software, services and other content necessary to develop a standard html world wide web code product (tentatively called the "the website" and referred to in this letter as the "Product") for use by persons who accesses the Product via the Internet or other network.

1.       FUNCTIONAL SPECIFICATIONS

The developer will provide the services and software necessary to develop the Product in accordance with the Functional Specifications, as set forth on Exhibit A, using the content provided by the client and content generated by the developer.

2.       CLIENT CONTENT

The client is responsible for creating content and obtaining the content the client does not own for the Product and providing all content for the Product to the developer. Additional charges may be required to convert the content the client provides into a digital machine-readable form as mutually agreed by the parties. The developer will obtain from a third party or independently develop a user interface and a technical design that complies with the Functional Specifications.

3.       CHANGES TO FUNCTIONAL SPECIFICATIONS

In  the  event  that  the  client  requires   modifications  of  the  Functional
Specifications after the development process has begun, these modifications will be submitted to the developer according to the following procedure:

(a)      Client must submit a request detailing the changes that it desires.
(b) Within ten (10) days of the receipt of the request, the developer will inform the client, in writing, of any problems posed by the proposed change, and of any change in price or schedule that will be caused by the proposed change in Functional Specifications.
(c) Unless the client accepts the developer's response, in writing, within 5 business days thereafter, the change will not be made. If accepted, the written request for change, the developer's response and the client's acceptance will be deemed to constitute an amendment to this Agreement.

4.       ACCEPTANCE

At the completion of the development process, the developer will provide the Product to the client for a 10-day period of review and testing. If the Product fails to conform, in all material respects, to the Functional Specifications, the client will notify the developer of such failure in writing. The developer will have 20 days after receipt of such notice to correct or modify the Product to the extent necessary so that it conforms to the Functional Specifications.

A failure to notify the developer in writing in that 10-day period shall mean the client accepts the Product. This process may be repeated, as necessary, until the Product conforms to the Functional Specifications. If the Product does not conform to Functional Specifications within 60 days after the beginning of the testing process, the client will have the right and option to terminate this Agreement in accordance with the termination clause below.

Once accepted, or deemed accepted, the developer will deliver the final Product to the client.

5.       TECHNICAL SUPPORT

For a period of 10 days after acceptance of the Product, the developer agrees to provide the client, at no charge, reasonable telephone and development support as required, and as timely requested by the client, to assist the client in the use and operation of the Product or to correct and resolve any errors or problems that appear in the Product from its use by the end user customers to the extent of the scope of the Functional Specifications. Our obligation to provide such support is contingent upon the accurate and timely reporting of any errors or problems in the Product by the client and upon the client providing the developer with sufficient information concerning the nature and frequency of the errors or problems and other documentation necessary to diagnose and correct the errors or problems. Any errors must be documented in writing. The developer is not responsible for support if the Product is modified by any person or entity other than the developer.

6.       PAYMENT

The client will pay the developer for the work performed hereunder as follows:

Initial Deposit. Prior to commencing development activities client shall pay, 50% of the total development costs ($12,500). Payment of this amount is to be considered a payment to retain our services and is considered a credit to future due balances.

Final Payment. The remaining 50% of the total development costs ($12,500), plus reimbursement of all reasonable out-of-pocket expenses incurred by the developer and invoiced to the client, will be due upon delivery of the final accepted Product.

Hosting and Maintenance. $ 200.00 per month for hosting and 4 hours of website maintenance services as outlined on Exhibit B.

Our price for services under this Agreement does not include any taxes that may be levied upon the services or Product provided. If taxes on the services or Product should be imposed, the client will pay all such taxes and hold the developer harmless for the payment of any and all such taxes. Any failure to make any payment as specified will permit the developer to withhold delivery of any phase or content or revoke delivery of any content.

7.       WARRANTIES

The developer warrants that they are authorized to enter into this Agreement and that the developer will perform the services described herein in a good and workmanlike manner and in accordance with the Functional Specifications. The client warrants that they are authorized to enter into this Agreement and that the client owns or has all rights to use the content provided for the Product. THE FOREGOING ARE THE ONLY WARRANTIES MADE BY EITHER PARTY. BOTH PARTIES SPECIFICALLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.       OWNERSHIP

The developer acknowledges that the content provided by the client for the Product is the property of the client or their licensers and that the developer has no rights in the foregoing except those expressly granted by this Agreement.

The client acknowledges that the html code, related files and the user interface and technical design and other content provided by the developer are the property of the developer or their licensers and that the client has no rights in the foregoing except those expressly granted by this Agreement and any applicable license agreements. The Product, its code, and all corresponding copyrights, trade secrets, and patent rights, is licensed to the client and not sold and shall be the sole and exclusive property of the developer, subject to the rights of the client in the content provided by the client. The client may not decompile, disassemble, reverse-engineer or in any way reduce the Product to a human-readable form. The client may not translate, recompile, resell for profit or added value, or in any way create derivative works based on the Product developed pursuant to this Agreement, or any part thereof. The client may not distribute, copy or transfer, in any form, copies of the Product, either by physical means or electronic transmission unless otherwise permitted in Exhibit C.

The developer may use portions of the Product to demonstrate our abilities to develop other such projects. The developer will affix the following copyright notice to the Internet Product: "Copyright (C) 2001 by InSite Productions." as well as a small banner at the foot of the first page of html specifying InSite Productions as the sole developer of the Product. Such notice will be affixed on all tangible versions of the Product. Content copyright notices will also be affixed to the Product: "Copyright (C) 2001 by Financial Industry Computer Systems, Inc.". Exceptions to this copyright will be specified in Exhibit C.

The client will take reasonable precautions to protect and preserve the integrity of the developers content licensed hereunder.

9.       INDEMNITY

The developer will defend, indemnify and hold the client harmless from and against any and all liabilities, losses, damages, costs and expenses (including legal fees and expenses) associated with any claim or action brought against the client for actual or alleged infringement of any patent, copyright, trademark, service mark, trade secret or other property right based upon the duplication, sale, license or use of the user interface, other computer programming, and/or other data or material, provided by the developer as part of the Product, provided that the developer is promptly notified in writing of the claim by or against the client. The developer will have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise unless otherwise agreed to in writing. If the developer, after receiving notice of any such proceeding, fails to immediately begin the defense of such claim or action, the client may (without further notice) retain counsel and undertake the defense, compromise, or settlement of such claim or action at the expense of the developer.

The client will defend, indemnify and hold the developer harmless from and against any and all liabilities, losses, damages, costs and expenses (including legal fees and expenses) associated with any claim or action brought against the developer for actual or alleged infringement of any patent, copyright, trademark, service mark, trade secret or other property right based upon the duplication, sale, license or use of the content, provided by the client as part of the Product and against any claim arising out of the Functional Specifications or any security breach or credit, banking or similar fraud, abuse or misuse relating to the use of the Product, provided that the client is promptly notified in writing of the claim by or against the developer. The client will have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise unless otherwise agreed to in writing. If the client, after receiving notice of any such proceeding, fails to immediately begin the defense of such claim or action, the developer may (without further notice) retain counsel and undertake the defense, compromise, or settlement of such claim or action at the expense of the client. The liability of the developer to the client shall be otherwise limited to direct damages and shall not exceed the amount of the fees paid by the client to the developer during the term of this Agreement. The developer will not be liable for incidental, special, or consequential damages (including lost profits or lost business suffered by or claimed against the client), even if the developer has previously been advised of the possibility of such damages.

10.      TERM

This Agreement will expire on the first anniversary of the date hereof. This Agreement will automatically renew for one year terms unless a written notification of cancellation is given by either the client or the developer 30 days prior to the renewal date. Either party may terminate this Agreement at any time in the event (i) the other party is in material breach of the terms or conditions of this Agreement and such breach is not cured within 10 days of written notice from the party not in breach.

In the event of termination by either party, the client will pay all sums due as of the date of such notice. Upon receipt of payment, the developer will promptly deliver to the client the Product, and a royalty free non-exclusive license for the developer's content.

11.      MISCELLANEOUS

This Agreement and the rights and obligations hereunder may not be assigned in whole or in part by either party without the prior written consent of the other party, and any purported assignment without such written consent shall be void and of no effect, provided that either party may assign this Agreement in a sale of all or substantially all of the assets of such party or in a merger involving such party. Nothing stated in this Agreement shall be deemed to create the relationship of partners, joint venturers, employer-employee, master-servant, or franchiser-franchisee between the parties hereto. Neither party shall be responsible for delays or failure of performance resulting from acts beyond the reasonable control of such party. Such acts shall include, but not be limited to, acts of God, strikes, walkouts, riots, acts of war, epidemics, failure of suppliers to perform, governmental regulations, power failure(s), earthquakes, or other disasters. The warranties and indemnification obligations set forth in the Agreement shall survive the termination of the Agreement by either party for any reason.

12.      NOTICES

All notices in connection with this Agreement shall be in writing and may be served personally or by prepaid registered or certified United States mail or by private mail service (such as Federal Express or DHL), in either case to the addresses set forth at the beginning of this Agreement. Either party may from time to time, by notice in writing served upon the other party as aforesaid, designate a different mailing address or a different person to which following such service all further notices or demands are thereafter to be addressed.

INSITE PRODUCTIONS LLC                 CLIENT:  TTTTICKETS HOLDING CORP.

By: /s/ Adrienne Beam                  By: /s/ Cecil McGough
   --------------------------------        --------------------------------

Title: President                       Title: President
      -----------------------------          ------------------------------

Date: March 23, 2001                   Date: March 23, 2001
      -----------------------------          ------------------------------